Exhibit 99.1

Subject Line: Douglas L. Kennedy, CEO, Appointed President and F. Duffield Meyercord Appointed Lead Director of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank.

Bedminster, NJ – April 22, 2013 – Frank A. Kissel, Chairman of Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market: PGC) (the “Company”) announced the appointment of Douglas L. Kennedy, CEO, to the position of President of the Company and of Peapack-Gladstone Bank, the company’s wholly-owned commercial bank. Mr. Kennedy will continue in his role as Chief Executive Officer.

Additionally, F. Duffield Meyercord was named Lead Director of the Company and the Bank, as a means of enhancing Corporate Governance. Mr. Meyercord has been a director since 1991.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.67 billion as of December 31, 2012. Peapack-Gladstone Bank, its wholly owned commercial bank, was established in 1921 and has 23 branches in Hunterdon, Middlesex, Morris, Somerset and Union Counties. The Bank’s wealth management division, PGB Trust & Investments, operates at the Bank’s corporate offices located at 500 Hills Drive in Bedminster and at four other locations: Clinton, Morristown and Summit, New Jersey, and within the Bank's new subsidiary, PGB Trust & Investments of Delaware, in Greenville, Delaware. To learn more about Peapack-Gladstone Financial Corporation, Peapack-Gladstone Bank or PGB Trust & Investments, please visit www.pgbank.com or call 908-234-0700.

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Contact: Jeffrey J. Carfora, Executive Vice President and Chief Financial Officer, jcarfora@pgbank.com, 908-719-4308, Peapack-Gladstone Bank, 500 Hills Drive, Suite 300, Bedminster, NJ 07921.